Prospectus Supplement No. 2 dated May 3, 1999 to the Prospectus of Pen Interconnect, Inc., dated August 29, 1997, as amended on February 4, 1998 (the "Prospectus") included in Registration Statement on Form S-3, No. 333-29927.


         Capitalized terms used herein and not defined herein have the meanings given in the Prospectus. The information in the following paragraph replaces the corresponding information included under "Selling Security Holders."

                            SELLING SECURITY HOLDERS

     An aggregate of 2,068,404 shares of Common Stock are being offered for sale by Selling Security Holders. The following table sets forth certain information with respect to the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock, although it will receive proceeds from the exercise of the Warrants, if exercised.

                       Beneficial  Ownership                       Beneficial  Ownership
Selling                 of Shares of Common        Securities       of Shares of Common
Security Holders        Stock Prior to Sale        to be Sold        Stock After Sale
--------------------------------------------------------------------------------------------
KLS Enterprises                      100,000            100,000               0
--------------------------------------------------------------------------------------------
Rahim Kab                             10,000             10,000               0
--------------------------------------------------------------------------------------------
The Trading Post, Inc.               481,979            481,979               0
--------------------------------------------------------------------------------------------
Milton Haber                          47,222             47,222               0
--------------------------------------------------------------------------------------------
Gordon Mundy                          90,000             90,000               0
--------------------------------------------------------------------------------------------
Lawson Rollins                        20,000             20,000               0
--------------------------------------------------------------------------------------------
Sanjay Achary                          5,000              5,000               0
--------------------------------------------------------------------------------------------
Sara Leifer                           50,000             50,000               0
--------------------------------------------------------------------------------------------
Joel Marks                           125,000            125,000               0
--------------------------------------------------------------------------------------------
Louis F. Centofanti                   50,000             50,000               0
--------------------------------------------------------------------------------------------
Ira Weingarten                        44,444             44,444               0
--------------------------------------------------------------------------------------------
Yeshiva Beth Hillel                   46,190             46,190               0
--------------------------------------------------------------------------------------------
Lisa Grossman                        150,000            150,000               0
--------------------------------------------------------------------------------------------
Greendel Equities, Inc.              100,000            100,000               0
--------------------------------------------------------------------------------------------
Redstone Securities, Inc.            450,000            450,000               0
--------------------------------------------------------------------------------------------
Meyer Jeger                           92,379             92,379               0
--------------------------------------------------------------------------------------------
The Cerplex Group                     25,000             25,000               0
--------------------------------------------------------------------------------------------
Martin Chopp                          46,190             46,190               0
--------------------------------------------------------------------------------------------

                       Beneficial  Ownership                       Beneficial  Ownership
Selling                 of Shares of Common        Securities       of Shares of Common
Security Holders        Stock Prior to Sale        to be Sold        Stock After Sale
--------------------------------------------------------------------------------------------
James Pendleton(1)                   776,295             15,000         761,295
--------------------------------------------------------------------------------------------
David Livingston                      20,000              20,000              0
--------------------------------------------------------------------------------------------
Corporate Development
Group                                 10,000              10,000              0
--------------------------------------------------------------------------------------------
Network Investor
Communications                         7,000               7,000              0
--------------------------------------------------------------------------------------------
Robert Albrecht                       11,500               1,500         10,000
--------------------------------------------------------------------------------------------
Stephen Fryer                        118,667               2,167        116,500
--------------------------------------------------------------------------------------------
Mehrdad Mobasseri                     12,500               2,500         10,000
--------------------------------------------------------------------------------------------
Owen Marsh                             2,000               1,000          1,000
--------------------------------------------------------------------------------------------
Bill Day                               2,000               1,000          1,000
--------------------------------------------------------------------------------------------
Steve Ngo                              2,000               1,000          1,000
--------------------------------------------------------------------------------------------
Rafael Batista                         2,000               1,000          1,000
--------------------------------------------------------------------------------------------
Ronda Barboa                             400                 400              0
--------------------------------------------------------------------------------------------
Heather Hungate                          400                 400              0
--------------------------------------------------------------------------------------------
Irene Tafulu                             400                 400              0
--------------------------------------------------------------------------------------------
Lien Hoang                               400                 400              0
--------------------------------------------------------------------------------------------
Waldemar Dziurzynski                     400                 400              0
--------------------------------------------------------------------------------------------
KOSTECH SMALL CAP
RESEARCH                               3,333               3,333              0
--------------------------------------------------------------------------------------------
National Bank of Canada               10,000              10,000              0
--------------------------------------------------------------------------------------------
Alan Weaver                            7,500               7,500              0
--------------------------------------------------------------------------------------------
Neyla Kizner                          20,000              20,000              0
--------------------------------------------------------------------------------------------

(1) After the offering, Mr. Pendleton will own approximately 9.6% of the Company's outstanding common stock. Mr. Pendleton disclaims beneficial ownership of 89,710 shares.